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                                                                     EXHIBIT 3.1

                          AGREEMENT AND PLAN OF MERGER

                                      Among

                               NIMBUS GROUP, INC.

                                       AND

                               TTA SOLUTIONS, INC.

                                       AND

                            TAKE TO AUCTION.COM, INC.




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                  THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is dated as of
September [ ], 2001, among NIMBUS GROUP, INC., a Florida corporation ("Nimbus"), TTA SOLUTIONS, INC., a Florida corporation and a wholly owned subsidiary of Nimbus ("Solutions"), and TAKE TO AUCTION.COM, INC., a Florida corporation ("TTA").

                                    RECITALS

                  A. Nimbus has an authorized capitalization of (i) 50,000,000 shares of common stock, par value $.001 per share ("Nimbus Common Stock"), of which one share is issued and outstanding on the date hereof and owned by TTA and (ii) 10,000,000 shares of preferred stock, par value $.001 per share (the "Nimbus Preferred Stock"), of which no shares are issued and outstanding on the date hereof.

                  B. Solutions has an authorized capitalization of 1,000 shares of common stock, par value $.001 per share ("Solutions Common Stock"), of which 1,000 shares are issued and outstanding on the date hereof, all of which are owned by Nimbus.

                  C. TTA has an authorized capitalization of (i) 50,000,000 shares of common stock, par value $.001 per share ("TTA Common Stock"), of which 7,438,889 shares are issued and outstanding on the date hereof, and (ii) 10,000,000 shares of preferred stock, par value $.001 per share (the "TTA Preferred Stock"), of which no shares are outstanding on the date hereof.

                  D. The respective Boards of Directors of Nimbus, Solutions and TTA have determined that it is advisable that Solutions be merged with and into TTA (the "Merger"), with TTA continuing as the surviving corporation in the Merger (the "Surviving Corporation") pursuant and subject to the terms and conditions of this Agreement and applicable law.

                  E. The Merger is intended to qualify as a "reorganization" under the provisions of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, at the Effective Time of the Merger (as defined in SECTION 1.2), Solutions shall be merged with and into TTA. As a result of the Merger, the separate existence of Solutions shall cease and TTA shall continue as the Surviving Corporation of the Merger.

                  1.2 EFFECTIVE TIME OF THE MERGER. Subject to the terms and conditions of this Agreement, the articles of merger (the "Florida Articles of Merger") shall be executed and filed with the Secretary of State of the State of Florida ("Florida Secretary of State") in accordance with the Florida Business Corporations Act at or as soon as practicable after the Closing (as defined in SECTION 1.3). The Merger shall become effective upon such filing of the Florida Articles of Merger (the "Effective Time of the Merger").

                  1.3 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as soon as practicable after satisfaction or, if permissible, waiver of the latest to occur of the conditions set forth in ARTICLE IV hereof (the "Closing Date"), at the offices of TTA, 5555 Anglers Avenue, Suite 16, Fort Lauderdale, FL 33312, unless another date or place is agreed to in writing by the parties hereto.

                  1.4 EFFECTS OF THE MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the provisions of applicable law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, all of the property, rights,

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privileges, powers and franchises of Solutions and TTA shall vest in the
Surviving Corporation, and all debts, liabilities and duties of Solutions and TTA shall become the debts, liabilities and duties of the Surviving Corporation.

                  1.5 SURVIVING CORPORATION ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. At the Effective Time of the Merger (i) the Amended and Restated Certificate of Incorporation and Bylaws of TTA, as in effect immediately prior to the Effective Time of the Merger, shall be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, provided that such Amended and Restated Certificate of Incorporation shall be amended as provided in SECTION
1.6 hereof, and (ii) the officers and directors of TTA immediately prior to the Effective Time of the Merger shall be the officers and directors of the Surviving Corporation.

                  1.6 AMENDMENT TO THE SURVIVING CORPORATION'S ARTICLES OF INCORPORATION.


                  (a) At the Effective Time of the Merger, Article 6 of the Amended and Restated Articles of Incorporation of the Surviving Corporation shall be added to read as follows:

                   "VOTE OF STOCKOLDERS OF NIMBUS GROUP, INC.
                           TO APPROVE CERTAIN ACTIONS

                  Any act or transaction by or involving the Corporation other than the election or removal of directors of the Corporation that requires for its adoption under the Florida Business Corporations Act or these Articles of Incorporation the approval of the Corporation's shareholders shall require, in addition, the approval of the shareholders of Nimbus Group, Inc. (or any successor by merger), by the same vote as is required by the Florida Business Corporations Act and/or by these Articles of Incorporation."

                                   ARTICLE II

    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

                  2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of TTA, Nimbus, Solutions or the holders of securities of any of the foregoing:

                  (a) CONVERSION OF TTA CAPITAL STOCK. (i) Each share of TTA Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one share of Nimbus Common Stock, (ii) each share of TTA Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive one share of Nimbus Preferred Stock. Each certificate representing TTA Common Stock or TTA Preferred Stock immediately prior to the Effective Time of the Merger shall be deemed, without the need for any exchange or transfer, to represent the same number of shares of Nimbus Common or Nimbus Preferred Stock, as the case may be.

                  (b) CONVERSION OF SOLUTIONS CAPITAL STOCK. Each share of Solutions Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, all of which shares are owned by Nimbus, shall be converted into one share of common stock, par value $.001 per share, of the Surviving Corporation.

                  (c) STOCK OPTIONS. Nimbus shall assume and continue all the rights and obligations of TTA under TTA's 1999 Stock Incentive Plan (the "Plan"). The outstanding options under the Plan (the "Company Stock Options") assumed by Nimbus shall be exercisable upon the same terms and conditions as under the Plan immediately prior to the Effective Time of the Merger, except that, upon the exercise of each such Company Stock Option exercisable for shares of TTA Common Stock, the same number of shares of Nimbus Common Stock shall be issuable in lieu of such shares of TTA Common Stock issuable upon the exercise thereof immediately prior to the Effective Time of the Merger. TTA and Nimbus agree to take all corporate and other action as shall be necessary to effectuate

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the foregoing. Nimbus will take all corporate and other action necessary to reserve and make available sufficient shares of Nimbus Common Stock for issuance upon exercise of Company Stock Options.

                  2.2 CANCELLATION OF STOCK. At the Effective Time of the Merger, each share of Nimbus Common Stock that is issued and outstanding immediately prior to the Effective Time of the Merger shall be cancelled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or payment therefor and no stock of TTA or other consideration shall be delivered in exchange therefor.

                  2.3 STOCK TRANSFER BOOKS. At the Effective Time of the Merger, the stock transfer books for the shares of TTA Common Stock and TTA Preferred Stock which have been converted into the right to receive shares of Nimbus Common Stock and Nimbus Preferred Stock pursuant to SECTION 2.1 hereof shall be deemed closed, and no transfer of such shares shall thereafter be made or consummated.

                  2.4 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.


                                   ARTICLE III

                              ADDITIONAL AGREEMENTS

                  3.1 DIRECTORS AND MANAGEMENT OF NIMBUS AFTER THE EFFECTIVE TIME OF THE MERGER. Upon the Effective Time of the Merger, the Nimbus Board of Directors will consist of the persons serving as directors of TTA immediately prior to the Effective Time of the Merger. In addition, upon the Effective Time of the Merger, Nimbus' management will consist of the persons serving as TTA's management team immediately prior to the Effective Time of the Merger.

                  3.2 CONSENT. Each of Nimbus, TTA and Solutions shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for consummation of the Merger.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) STOCKHOLDER APPROVALS. This Agreement shall have been approved and adopted by the stockholders of TTA, Nimbus and/or Solutions to the extent, but only to the extent, required by applicable law.

                  (b) GOVERNMENT APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any court or governmental authority of competent jurisdiction necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained other than filings relating to the Merger or affecting Nimbus' ownership of TTA or any of its subsidiaries or any of their properties, if failure to make such filing or obtain such approval would not be materially adverse to the ability of TTA or Nimbus to conduct business following consummation of the Merger.

                  (c) LEGAL ACTION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, selling any of the foregoing be pending. In the event an Injunction shall have been issued, each party agrees to use its reasonable diligent efforts to have the Injunction lifted.

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                  (d) STATUTES. No statute, rule or regulation shall have been enacted by any court or governmental authority of competent jurisdiction which would make the consummation of the Merger illegal.

                                    ARTICLE V

                        TERMINATION, AMENDMENT AND WAIVER

                  5.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of TTA, Solutions and Nimbus (to the extent such approval is required):

                  (a) by mutual written consent of TTA and Nimbus; or

                  (b) by either Nimbus or TTA if any required approval of the stockholders of TTA or Nimbus shall not have been obtained.

                  When action is taken to terminate this Agreement pursuant to this SECTION 5.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action and for such party then to notify in writing the other party (or parties) of such action.

                  5.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either TTA or Nimbus as provided in SECTION 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Nimbus, Solutions or TTA or their respective officers or directors.

                  5.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                  5.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval of matters presented in connection with the Merger by the stockholders of TTA, Solutions or Nimbus (to the extent such approval is required); PROVIDED THAT after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                  6.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      if to Nimbus, TTA, and/or Solutions, to

                           Nimbus, Inc./Take To Auction.com, Inc./or TTA Solutions, Inc.
                           5555 Anglers Avenue, Suite 16
                           Fort Lauderdale, FL 33312
                           Telecopy:  512/878-4010

                           with a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           1111 Brickell Avenue, 19th Floor
                           Miami, Florida 33131
                           Attention: Keith Wasserstrom, Esq.
                           Telecopy:  305-459-6550

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                  6.2 SEVERABILITY. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  6.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

                  6.4 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

                  6.5 PARTIES OF INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  6.6 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  6.7 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Florida (excluding the choice-of-law rules thereof).



                                    * * * * *

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                  IN WITNESS WHEREOF, Nimbus, Solutions and TTA have caused this
Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                            NIMBUS GROUP, INC.



                                            By: /s/ Albert Friedman
                                                --------------------------------
                                                Name: Albert Friedman
                                                Title: President



                                            TTA SOLUTIONS, INC.


                                            By: /s/ Albert Friedman
                                                --------------------------------
                                                Name: Albert Friedman
                                                Title: President



                                            TAKE TO AUCTION.COM, INC.


                                            By: /s/ Albert Friedman
                                                --------------------------------
                                                Name: Albert Friedman
                                                Title: President

         I, Mitchell Morgan, Secretary of Take To Auction.com, Inc., hereby certify that this Agreement has been adopted by Take to Auction.com, Inc. pursuant to ss.607.11045 of the Florida Business Corporations Act and all of the conditions specified in subsection (3) of ss.607.11045 of the Florida Business Corporations Act have been satisfied.

                                                /s/ Mitchell Morgan
                                                --------------------------------
                                                Mitchell Morgan, Secretary
                                                Take To Auction.com, Inc.


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